UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 11, 2009

comScore, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-1158172	54-1955550

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)
11950 Democracy Drive
Suite 600
Reston, Virginia 20190
(Address of principal executive offices, including zip code)
(703) 438-2000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As announced by comScore, Inc. (the “Company”) in a press release dated September 14, 2009, Gregory T. Dale, previously the Company’s Chief Technology Officer, has been promoted to the position of Chief Operating Officer effective as of September 11, 2009.
Mr. Dale, age 39, has served as the Company’s Chief Technology Officer since October 2000. Prior to that, he served as the Company’s Vice President, Product Management beginning in September 1999. Prior to joining the Company, he served as Vice President of Client Service at Paragren Technologies, Inc., a company that specialized in enterprise relationship marketing. Mr. Dale holds a B.S. in Industrial Management from Purdue University.
The terms of Mr. Dale’s existing employment arrangement with the Company remain otherwise unchanged following his appointment as Chief Operating Officer, although the Company’s management and the Compensation Committee of the Board of Directors of the Company expect to review Mr. Dale’s compensation in the context of his new responsibilities in the future.
A copy of the press release announcing Mr. Dale’s promotion is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated September 14, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

comScore, Inc.
By:	/s/ Christiana L. Lin
Christiana L. Lin
General Counsel and Chief Privacy Officer

Date: September 14, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated September 14, 2009